             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                  May 30, 2006

The Turkish Investment Fund, Inc.
1221 Avenue of the Americas, 5th Floor
New York, New York  10020

         Re:   The Turkish Investment Fund, Inc., a Maryland corporation (the
               "Fund") - Registration Statement on Form N-2 (Securities Act File
               No. 333-132542 and Investment Company Act File No. 811-05921), as
               amended (the "Registration Statement"), pertaining to 1,760,057 shares (the "Shares") of the common stock of the Fund, par value
               $0.01 per share ("Common Stock")

Ladies and Gentlemen:

         We have acted as Maryland corporate counsel to the Fund in connection with the registration of the Shares under the Securities Act of 1933, as amended
(the "Securities Act"), by the Fund pursuant to the Registration Statement, which was originally filed with the Securities and Exchange Commission (the
"Commission") on or about March 17, 2006. The Shares are to be issued pursuant to the exercise of rights (the "Rights") issued to the stockholders of record of outstanding shares of Common Stock of the Fund as of the close of business on
June 5, 2006 and entitle such stockholders to purchase one share of the Common
Stock of the Fund for each four Rights held. You have requested our opinion with respect to the matters set forth below.

         In our capacity as Maryland corporate counsel to the Fund and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents
(collectively, the "Documents"):

         (i)   the corporate charter of the Fund, represented Articles of
               Incorporation filed with the State Department of Assessments and
               Taxation of Maryland (the "Department") on September 27, 1988,
               and Articles of Amendment and Restatement of Articles of
               Incorporation filed with the Department on September 12, 1989 and
               November 8, 1989, respectively (collectively, the "Charter");

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

The Turkish Investment Fund, Inc.
May 30, 2006

         (ii)     the Amended and Restated Bylaws of the Fund dated July 31,
                  2003 (the "Bylaws");

         (iii)    Unanimous Written Consent of Directors of the Fund, dated as of October 1, 1988 (the "Organizational Resolutions");

         (iv)     Resolutions adopted by the Board of Directors of the Fund, or committees thereof dated as of February 27, 2006 and April 25,
                  2006 (the "Directors' Resolutions");

         (v)      the Registration Statement;

         (vi)     a status certificate of the Department, dated May 26, 2006, to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland;

         (vii)    a certificate of Amy R. Doberman, the Vice President of the
                  Fund, and Stefanie V. Chang, the Vice President of the Fund,
                  of even date herewith (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws, the
                  Organizational Resolutions and the Directors' Resolutions are
                  true, correct and complete, and that the Charter, the Bylaws, the Organizational Resolutions and the Directors' Resolutions
                  have not been rescinded or modified and are in full force and effect as of the date of the Officers' Certificate, and
                  certifying, among other things, as to the manner of adoption of the Directors' Resolutions, the number of issued and
                  outstanding shares of Common Stock, and the authorization for issuance of the Shares; and

         (viii)   such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and
                  qualifications noted below.

         In reaching the opinions set forth below, we have assumed the following:

         (a)      each person executing any of the Documents on behalf of any party (other than the Fund) is duly authorized to do so;

         (b)      each natural person executing any of the Documents is legally competent to do so;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

The Turkish Investment Fund, Inc.
May 30, 2006

         (c)      the Officers' Certificate and all other certificates submitted to us are true and correct when made and as of the date hereof and without regard to any knowledge qualifiers contained
                  therein;

         (d)      any of the Documents submitted to us as originals are
                  authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations,
                  certifications, statements and information contained in the
                  Documents are true and complete; there has been no
                  modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the
                  Documents by action or omission of the parties or otherwise;
                  and

         (e)      no action will be taken by the Fund between the date hereof and the date of issuance of the Shares which will result in the total number of shares of Common Stock of the Fund issued and outstanding, after giving effect to the issuance of the
                  Shares, exceeding the total number of shares of Common Stock that the Fund is authorized to issue under its Charter.

         Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

         (1)      The Fund is a corporation duly incorporated and validly
                  existing as a corporation in good standing under the laws of the State of Maryland.

         (2)      The Shares have been duly authorized for issuance by the Fund, and when such Shares are issued and delivered by the Fund, as contemplated by the Registration Statement, in exchange for payment of the consideration therefore as described in the
                  Directors' Resolutions and the Registration Statement, such
                  Shares will be duly authorized, validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the Investment Company Act of 1940, the Securities Act or any other federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the
State of Maryland, we do not express any opinion on such matter.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

The Turkish Investment Fund, Inc.
May 30, 2006

         This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

         Clifford Chance US LLP may rely upon this opinion, in its capacity as securities counsel to the Fund, in connection with the filing of the
Registration Statement and in rendering its opinion to the Fund in connection therewith.

         We consent to your filing this opinion as an exhibit to the
Registration Statement. We also consent to the identification of our firm as
Maryland counsel to the Fund in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the
Securities Act.

                                  Very truly yours,

                                  /s/ Ballard Spahr Andrews & Ingersoll, LLP